EXHIBIT 99.2

Steel Partners Holdings Reports First Quarter Financial Results

First Quarter 2024 Results

•Revenue was $476.3 million, an increase of 7.0% as compared to the same period in the prior year
•Net income was $34.8 million, an increase of 40.3% as compared to the same period in the prior year
•Net income attributable to common unitholders was $34.2 million, or $1.50 per diluted common unit
•Adjusted EBITDA* totaled $58.6 million; Adjusted EBITDA margin* was 12.3%
•Net cash provided by operating activities was $197.5 million
•Adjusted free cash flow* totaled $23.9 million
•Total debt at quarter-end was $92.8 million; net cash*, which includes, among other items, pension and preferred unit liabilities, and long-term investments was $41.2 million

NEW YORK, N.Y., May 8, 2024 - Steel Partners Holdings L.P. (NYSE: SPLP) (the “Company”), a diversified global holding company, today announced operating results for the first quarter ended March 31, 2024. The financial results of Steel Connect, Inc. ("Steel Connect" or "STCN") have been included in the Company's consolidated financial statements since May 1, 2023.

(Unaudited)
Q1 2024	Q1 2023	($ in thousands)
$476,346	$445,371	Revenue
34,801	24,803	Net income
34,231	24,846	Net income attributable to common unitholders
58,560	63,131	Adjusted EBITDA*
12.3%	14.2%	Adjusted EBITDA margin*
10,066	10,708	Purchases of property, plant and equipment
23,873	33,362	Adjusted free cash flow*
*Non-GAAP financial measure. See reconciliations to the nearest GAAP measure included in the financial tables. See "Note Regarding Use of Non-GAAP Financial Measurements" below for the definition of these non-GAAP measures.

"2024 started strong with great revenue growth," said Executive Chairman Warren Lichtenstein. "Our Financial Services segment continues to deliver positive results, which were offset by the decline in the Energy and Diversified Industrial segments. Our focus continues to be on managing inflation and reducing expenses, especially in SG&A."

Results of Operations

Comparison of the Three Months Ended March 31, 2024 and 2023 (unaudited)

(Dollar amounts in table and commentary in thousands, unless otherwise indicated)	Three Months Ended March 31,
	2024	2023
Revenue	$476,346	$445,371
Cost of goods sold	274,156	261,293
Selling, general and administrative expenses	135,292	114,954
Interest expense	1,394	5,986
Realized and unrealized gains on securities, net	(4,068)	(607)
All other expense, net*	23,903	20,371
Total costs and expenses	430,677	401,997
Income from operations before income taxes and equity method investments	45,669	43,374
Income tax provision	10,861	14,604
Loss of associated companies, net of taxes	7	3,967
Net income	$34,801	$24,803
* Includes Finance interest expense, Provision for credit losses, and Other income, net from the Consolidated Statements of Operations

Revenue

Revenue for the three months ended March 31, 2024 increased $30,975, or 7.0%, as compared to the same period last year. This increase was due to $42,030 from the favorable impact of consolidation of the Supply Chain segment and $17,174, or 18.5% higher revenue from the Financial Services segment. These increases were partially offset by $16,243, or 33.7%, lower net revenue from the Energy segment and $11,986, or 3.9%, lower net sales from the Diversified Industrial segment.

Cost of Goods Sold

Cost of goods sold for the three months ended March 31, 2024 increased $12,863, or 4.9%, as compared to the same period last year, resulting from consolidation of the Supply Chain segment, partially offset by the impact of lower revenue volume from the Energy segment and lower sales from the Diversified Industrial segment, primarily from its Building Materials business unit.

Selling, General and Administrative Expenses

Selling, general and administrative expenses ("SG&A") for the three months ended March 31, 2024 increased $20,338, or 17.7%, as compared to the same period last year. The increase was primarily due to higher expenses from the Financial Services segment of $11,700 and the impact of the consolidation of the Supply Chain segment of $10,000. The increase for the Financial Services segment was primarily due to higher credit performance fees due to higher credit risk transfer ("CRT") balances and higher personnel expenses related to incremental headcount.

Interest Expense

Interest expense decreased $4,592, or 76.7% for the three months ended March 31, 2024, as compared to the same period last year. The decrease for the three month period was primarily due to significantly lower average debt outstanding.

Realized and Unrealized Gains on Securities, Net

The Company recognized gains of $4,068 for the three months ended March 31, 2024, as compared to gains of $607 in the same period of 2023. These gains were due to unrealized gains and losses related to the mark-to-market adjustments on the Company's portfolio of securities.

All Other Expense, Net

All other expense, net totaled $23,903 for the three months ended March 31, 2024, as compared to $20,371 in the same period of 2023. The incremental all other expense, net for the three months ended March 31, 2024 was primarily due to an increase of $10,222 of higher finance interest expense, partially offset by $7,051 lower provisions for credit losses related to the Financial Services segment, as compared to the same period of 2023.

Income Tax Provision

The Company recorded income tax provisions of $10,861 and $14,604 for the three months ended March 31, 2024 and 2023, respectively. As a limited partnership, the Company is generally not responsible for federal and state income taxes, and its profits and losses are passed directly to its limited partners for inclusion in their respective income tax returns. Provisions have been made for federal, state, local, and foreign income taxes on the results of operations generated by our consolidated subsidiaries that are taxable entities. The Company's effective tax rate was 23.8% and 33.7% for the three months ended March 31, 2024 and 2023, respectively. The lower effective tax rate for the three months ended March 31, 2024, is primarily due to the impact of Company tax incentives as well as the inclusion of Steel Connect tax attributes in the consolidated effective tax rate.
Significant differences between the statutory rate and the effective tax rate include partnership losses for which no tax benefit is recognized, tax expense related to unrealized gains and losses on investment, changes in deferred tax valuation allowances, the effect of tax credits and incentives, and other permanent differences.

Losses of Associated Companies, Net of Taxes

The Company recorded losses from associated companies, net of taxes, of $7 for the three months ended March 31, 2024, as compared to $3,967 for the same period of 2023.

Net Income

Net income for the three months ended March 31, 2024 was $34,801, as compared to $24,803 for the same period in 2023. The increase in net income was primarily due to lower interest expense, higher realized and unrealized gains on securities, net, lower income tax expense, as well as lower loss of associated companies, net of taxes, partially offset by lower income from operations. See above explanations for further details.

Purchases of Property, Plant and Equipment (Capital Expenditures)

Capital expenditures for the three months ended March 31, 2024 totaled $10,066, or 2.1% of revenue, as compared to $10,708, or 2.4% of revenue in the same period of 2023.

Common Units Repurchase Program

During the three months ended March 31, 2024, the Company repurchased 933,787 common units for $39,487. From the inception of the Repurchase Program the Company has purchased 8,742,407 common units for an aggregate price of approximately $203,885. As of March 31, 2024, there were approximately 777,833 common units that may yet be purchased under the Repurchase Program.

Preferred Units Repurchase Program

On February 2, 2024, the Board of Directors of the General Partner of SPLP approved the repurchase of up to 400,000 of the Company's Series A preferred units. For the three months ended March 31, 2024, the Company repurchased 76,146 SPLP Preferred Units for $1,830.

Additional Non-GAAP Financial Measures

Adjusted EBITDA was $58,560 for the three months ended March 31, 2024, as compared to $63,131 for the same period of 2023. Adjusted EBITDA decreased by $4,571 for the three months ended March 31, 2024. The decrease for the three month period was primarily due to 1) lower operating income impact at the Energy segment primarily resulting from lower rig hours; 2) lower profit from the Diversified Industrial segment driven by lower sales volume. These decreases were partially offset by 1) favorable impact of the consolidated Supply Chain segment; and 2) higher profit at the Financial Service segment, resulting from higher revenue impact and lower credit loss provisions, partially offset by higher finance interest and higher personnel costs. For the three months ended March 31, 2024, adjusted free cash flow was $23,873, as compared to $33,362 for the same period in 2023. Lower adjusted free cash flow from the 2024 period was primarily driven by lower Adjusted EBITDA.

Liquidity and Capital Resources

As of March 31, 2024, the Company had approximately $497,900 in availability under its senior credit agreement, as well as $273,925 in cash and cash equivalents, excluding WebBank cash, and approximately $58,211 in long-term investments.

As of March 31, 2024, total debt was $92,809, a decrease of approximately $98,562, as compared to December 31, 2023. As of March 31, 2024, net cash totaled $41,231, a decrease of approximately $15,145, primarily driven by the change of long term investments for the 2024 period. Total leverage (as defined in the Company's senior credit agreement) was approximately 0.9x as of March 31, 2024 versus 1.5x as of December 31, 2023.

About Steel Partners Holdings L.P.

Steel Partners Holdings L.P. (www.steelpartners.com) is a diversified global holding company that owns and operates businesses and has significant interests in various companies, including diversified industrial products, energy, defense, supply chain management and logistics, banking and youth sports. At Steel Partners, our culture and core values of Teamwork, Respect, Integrity, and Commitment guide our Kids First purpose, which is to forge a path of success for the next generation by instilling values, building character, and teaching life lessons through sports.

(Financial Tables Follow)

Consolidated Balance Sheets (unaudited)

(in thousands, except common units)	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$446,668	$577,928
Trade and other receivables - net of allowance for doubtful accounts of $2,160 and $2,481, respectively	223,559	216,429
Loans receivable, including loans held for sale of $705,362 and $868,884, respectively, net	1,400,739	1,582,536
Inventories, net	204,823	202,294
Prepaid expenses and other current assets	37,443	48,169
Total current assets	2,313,232	2,627,356
Long-term loans receivable, net	348,574	386,072
Goodwill	148,791	148,838
Other intangible assets, net	109,827	114,177
Other non-current assets	336,487	342,046
Property, plant and equipment, net	253,330	253,980
Operating lease right-of-use assets	72,507	76,746
Long-term investments	58,211	41,225
Total Assets	$3,640,959	$3,990,440
LIABILITIES AND CAPITAL
Current liabilities:
Accounts payable	$142,886	$131,922
Accrued liabilities	98,183	117,943
Deposits	1,526,207	1,711,585
Other current liabilities	97,672	103,682
Total current liabilities	1,864,948	2,065,132
Long-term deposits	337,619	370,107
Long-term debt	92,738	191,304
Other borrowings	8,426	15,065
Preferred unit liability	153,743	154,925
Accrued pension liabilities	44,353	46,195
Deferred tax liabilities	18,994	18,353
Long-term operating lease liabilities	58,307	61,790
Other non-current liabilities	60,621	62,161
Total Liabilities	2,639,749	2,985,032
Commitments and Contingencies
Capital:
Partners' capital common units: 20,392,204 and 21,296,067 issued and outstanding (after deducting 19,301,094 and 18,367,307 units held in treasury, at cost of $368,784 and $329,297), respectively	1,076,029	1,079,853
Accumulated other comprehensive loss	(122,333)	(121,223)
Total Partners' Capital	953,696	958,630
Noncontrolling interests in consolidated entities	47,514	46,778
Total Capital	1,001,210	1,005,408
Total Liabilities and Capital	$3,640,959	$3,990,440

Consolidated Statements of Operations (unaudited)

(in thousands, except common units and per common unit data)	Three Months Ended March 31,
	2024	2023
Revenue:
Diversified Industrial net sales	$292,440	$304,426
Energy net revenue	31,921	48,164
Financial Services revenue	109,955	92,781
Supply Chain revenue	42,030	—
Total revenue	476,346	445,371
Costs and expenses:
Cost of goods sold	274,156	261,293
Selling, general and administrative expenses	135,292	114,954
Finance interest expense	23,963	13,741
Provision for credit losses	755	7,806
Interest expense	1,394	5,986
Realized and unrealized gains on securities, net	(4,068)	(607)
Other income, net	(815)	(1,176)
Total costs and expenses	430,677	401,997
Income from operations before income taxes and equity method investments	45,669	43,374
Income tax provision	10,861	14,604
Loss of associated companies, net of taxes	7	3,967
Net income	34,801	24,803
Net (income) loss attributable to noncontrolling interests in consolidated entities	(570)	43
Net income attributable to common unitholders	$34,231	$24,846
Net income per common unit - basic
Net income attributable to common unitholders	$1.65	$1.15
Net income per common unit - diluted
Net income attributable to common unitholders	$1.50	$1.09
Weighted-average number of common units outstanding - basic	20,762,244	21,685,794
Weighted-average number of common units outstanding - diluted	24,811,176	25,541,246

Consolidated Statements of Cash Flows (unaudited)

(in thousands)	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net income	$34,801	$24,803
Adjustments to reconcile net income from operations to net cash (used in) provided by operating activities:
Provision for credit losses	755	7,806
Loss of associated companies, net of taxes	7	3,967
Realized and unrealized gains on securities, net	(4,068)	(607)
Derivative gains on economic interests in loans	(1,283)	(1,260)
Non-cash pension expense	1,400	2,980
Deferred income taxes	654	9,722
Depreciation and amortization	14,414	12,943
Non-cash lease expense	5,747	2,832
Equity-based compensation	381	(11)
Other	340	1,166
Net change in operating assets and liabilities:
Trade and other receivables	(7,371)	(15,398)
Inventories	(2,752)	(6,585)
Prepaid expenses and other assets	14,335	(13,440)
Accounts payable, accrued and other liabilities	(23,421)	15,152
Net decrease (increase) in loans held for sale	163,521	(92,318)
Net cash provided by (used in) operating activities	$197,460	$(48,248)
Cash flows from investing activities:
Purchases of investments	(14,083)	(5,729)
Proceeds from sales of investments	994	36
Proceeds from maturities of investments	6,188	36,512
Principal repayment on Steel Connect Convertible Note	—	1,000
Loan originations, net of collections	54,958	(174,982)
Purchases of property, plant and equipment	(10,066)	(10,708)
Proceeds from sale of property, plant and equipment	1,173	—
Other	(15)	(92)
Net cash provided by (used in) investing activities	$39,149	$(153,963)
Cash flows from financing activities:
Net revolver (repayments) borrowings	(98,545)	2,953
Repayments of term loans	(17)	(17)
Purchases of the Company's common units	(39,487)	(3,248)
Purchases of the Company's preferred units	(1,830)	—
Net decrease in other borrowings	(6,576)	(9,950)
Distribution to preferred unitholders	(2,380)	(2,408)
Purchase of subsidiary shares from noncontrolling interests	(24)	—
Tax withholding related to vesting of restricted units	(587)	(333)
Net (decrease) increase in deposits	(217,866)	285,720
Net cash (used in) provided by financing activities	$(367,312)	$272,717
Net change for the period	(130,703)	70,506
Effect of exchange rate changes on cash and cash equivalents	(557)	100
Cash, cash equivalents and restricted cash at beginning of period	577,928	234,448
Cash, cash equivalents and restricted cash at end of period	$446,668	$305,054

Supplemental Balance Sheet Data (March 31, 2024 unaudited)

(in thousands, except common and preferred units)	March 31,	December 31,
	2024	2023
Cash and cash equivalents	$446,668	$577,928
WebBank cash and cash equivalents	172,743	170,286
Cash and cash equivalents, excluding WebBank	$273,925	$407,642
Common units outstanding	20,392,204	21,296,067
Preferred units outstanding	6,345,982	6,422,128

Supplemental Non-GAAP Disclosures

Adjusted EBITDA Reconciliation:	(Unaudited)
(in thousands)	Three Months Ended March 31,
	2024	2023
Net income	$34,801	$24,803
Income tax provision	10,861	14,604
Income before income taxes	45,662	39,407
Add (Deduct):
Loss of associated companies, net of taxes	7	3,967
Realized and unrealized gains on securities, net	(4,068)	(607)
Interest expense	1,394	5,986
Depreciation	10,111	9,355
Amortization	4,303	3,588
Non-cash pension expense	1,400	2,980
Non-cash equity-based compensation	381	(11)
Other items, net	(630)	(1,534)
Adjusted EBITDA	$58,560	$63,131

Total revenue	$476,346	$445,371
Adjusted EBITDA margin	12.3%	14.2%

Net Cash Reconciliation:	(Unaudited)
(in thousands)	March 31,	December 31,
	2024	2023
Total debt	$(92,809)	$(191,371)
Accrued pension liabilities	(44,353)	(46,195)
Preferred unit liability	(153,743)	(154,925)
Cash and cash equivalents, excluding WebBank	273,925	407,642
Long-term investments	58,211	41,225
Net cash	$41,231	$56,376

Adjusted Free Cash Flow Reconciliation:	(Unaudited)
(in thousands)	Three Months Ended March 31,
	2024	2023
Net cash provided by (used in) operating activities	$197,460	$(48,248)
Purchases of property, plant and equipment	(10,066)	(10,708)
Net (decrease) increase in loans held for sale	(163,521)	92,318
Adjusted free cash flow	$23,873	$33,362

Segment Results (unaudited)

(in thousands)	Three Months Ended March 31,
	2024	2023
Revenue:
Diversified Industrial	$292,440	$304,426
Energy	31,921	48,164
Financial Services	109,955	92,781
Supply Chain	$42,030	$—
Total revenue	$476,346	$445,371

Income (loss) before interest expense and income taxes:
Diversified Industrial	$10,730	$21,138
Energy	1,590	5,240
Financial Services	28,217	25,852
Supply Chain	1,731	—
Corporate and other	4,788	(6,837)
Income before interest expense and income taxes:	47,056	45,393
Interest expense	1,394	5,986
Income tax provision	10,861	14,604
Net income	$34,801	$24,803

Loss of associated companies, net of taxes:
Corporate and other	$7	$3,967
Total	$7	$3,967

Segment depreciation and amortization:
Diversified Industrial	$10,573	$10,015
Energy	2,163	2,540
Financial Services	194	216
Supply Chain	1,326	—
Corporate and other	158	172
Total depreciation and amortization	$14,414	$12,943

Segment Adjusted EBITDA:
Diversified Industrial	$22,990	$31,923
Energy	2,684	7,321
Financial Services	28,412	26,212
Supply Chain	3,236	—
Corporate and other	1,238	(2,325)
Total Adjusted EBITDA	$58,560	$63,131

Note Regarding Use of Non-GAAP Financial Measurements

The financial data contained in this press release includes certain non-GAAP financial measurements as defined by the SEC, including "Adjusted EBITDA," "Adjusted EBITDA Margin," "Net Debt" and "Adjusted Free Cash Flow." The Company is presenting these non-GAAP financial measurements because it believes that these measures provide useful information to investors about the Company's business and its financial condition. The Company defines Adjusted EBITDA as net income or loss from continuing operations before the effects of income or loss from investments in associated companies and other investments held at fair value, interest expense, taxes, depreciation and amortization, non-cash pension expense or income, and realized and unrealized gains or losses on securities, and excludes certain non-recurring and non-cash items. The Company defines Adjusted EBITDA margin as Adjusted EBITDA as a percentage of revenue. The Company defines Net Debt as the sum of total debt, accrued pension liabilities and preferred unit liability, less the sum of cash and cash equivalents (excluding those used in WebBank's banking operations), and long-term investments. The Company defines Adjusted Free Cash Flow as net cash provided by or used in operating activities of continuing operations less the sum of purchases of property, plant and equipment, and net increases or decreases in loans held for sale. The Company believes these measures are useful to investors because they are measures used by the Company's Board of Directors and management to evaluate its ongoing business, including in internal management reporting, budgeting and forecasting processes, in comparing operating results across the business, as internal profitability measures, as components in assessing liquidity and evaluating the ability and the desirability of making capital expenditures and significant acquisitions, and as elements in determining executive compensation.

However, the measures are not measures of financial performance under generally accepted accounting principles in the U.S. ("U.S. GAAP"), and the items excluded from these measures are significant components in understanding and assessing financial performance. Therefore, these non-GAAP financial measurements should not be considered substitutes for net income or loss, total debt, or cash flows from operating, investing or financing activities. Because Adjusted EBITDA is calculated before recurring cash charges, including realized losses on investments, interest expense, and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. There are a number of material limitations to the use of Adjusted EBITDA as an analytical tool, including the following:

•Adjusted EBITDA does not reflect the Company's tax provision or the cash requirements to pay its taxes;
•Adjusted EBITDA does not reflect income or loss from the Company's investments in associated companies and other investments held at fair value;
•Adjusted EBITDA does not reflect the Company's interest expense;
•Although depreciation and amortization are non-cash expenses in the period recorded, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect the cash requirements for such replacement;
•Adjusted EBITDA does not reflect the Company's net realized and unrealized gains and losses on its investments;
•Adjusted EBITDA does not include non-cash charges for pension expense and equity-based compensation;
•Adjusted EBITDA does not include amounts related to noncontrolling interests in consolidated entities;
•Adjusted EBITDA does not include certain other non-recurring and non-cash items; and
•Adjusted EBITDA does not include the Company's discontinued operations.

In addition, Net Debt assumes the Company's cash and cash equivalents (excluding those used in WebBank's banking operations), marketable securities and long-term investments are immediately convertible in cash and can be used to reduce outstanding debt without restriction at their recorded fair value, while Adjusted Free Cash Flow excludes net increases or decreases in loans held for sale, which can vary significantly from period-to-period since these loans are typically sold after origination and thus represent a significant component in WebBank's operating cash flow requirements.

The Company compensates for these limitations by relying primarily on its U.S. GAAP financial measures and using these measures only as supplemental information. The Company believes that consideration of Adjusted EBITDA, Adjusted EBITDA Margin, Net Debt and Adjusted Free Cash Flow, together with a careful review of its U.S. GAAP financial measures, is a well-informed method of analyzing SPLP. Because Adjusted EBITDA, Adjusted EBITDA Margin, Net Debt and Adjusted Free Cash Flow are not measurements determined in accordance with U.S. GAAP and are susceptible to varying calculations, Adjusted EBITDA, Adjusted EBITDA Margin, Net Debt and Adjusted Free Cash Flow, as presented, may not be comparable to other similarly titled measures of other companies.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect SPLP's current expectations and projections about its future results, performance, prospects and opportunities. SPLP identifies these forward-looking statements by using words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate," and similar expressions. These forward-looking statements are only predictions based upon the Company's current expectations and projections about future events, and are based on information currently available to the Company and are subject to risks, uncertainties, and other factors that could cause its actual results, performance, prospects, or opportunities in 2024 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation: disruptions to the Company's business as a result of economic downturns; the negative impact of inflation and supply chain disruptions; the significant volatility of crude oil and commodity prices, including from the ongoing Russia-Ukraine war or the disruptions caused by the ongoing conflict between Israel and Hamas; the effects of rising interest rates; the Company's subsidiaries' sponsor defined pension plans, which could subject the Company to future cash flow requirements; the ability to comply with legal and regulatory requirements, including environmental, health and safety laws and regulations, banking regulations and other extensive requirements to which the Company and its businesses are subject; risks associated with the Company’s wholly-owned subsidiary, WebBank, as a result of its Federal Deposit Insurance Corporation ("FDIC") status, highly-regulated lending programs, and capital requirements; the ability to meet obligations under the Company's senior credit facility through future cash flows or financings; the risk of recent events affecting the financial services industry, including the closures or other failures of several large banks; the risk of management diversion, increased costs and expenses, and impact on profitability in connection with the Company's business strategy to make acquisitions, including in connection with the Company's recent majority investment in the Supply Chain segment; the impact of losses in the Company's investment portfolio; the Company's ability to protect its intellectual property rights and obtain or retain licenses to use others' intellectual property on which the Company relies; the Company's exposure to risks inherent to conducting business outside of the U.S.; the impact of any changes in U.S. trade policies; the adverse impact of litigation or compliance failures on the Company's profitability; a significant disruption in, or breach in security of, the Company's technology systems or protection of personal data; the loss of any significant customer contracts; the Company's ability to maintain effective internal control over financial reporting; the rights of unitholders with respect to voting and maintaining actions against the Company or its affiliates; potential conflicts of interest arising from certain interlocking relationships amount us and affiliates of the Company's Executive Chairman; the Company's dependence on the Manager and impact of the management fee on the Company's total partners’ capital; the impact to the development of an active market for the Company's units due to transfer restrictions and other factors; the Company's tax treatment and its subsidiaries’ ability to fully utilize their tax benefits; the potential negative impact on our operations of changes in tax rates, laws or regulations, including U.S. government tax reform; the loss of essential employees; and other risks detailed from time to time in filings we make with the SEC. These statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with these forward-looking statements. Investors should read carefully the factors described in the "Risk Factors" section of the Company's filings with the SEC, including the Company's Form 10-K for the year ended December 31, 2023 and subsequent quarterly reports on Form 10-Q and annual reports on Form 10-K, for information regarding risk factors that could affect the Company's results. Any forward-looking statement made in this press release speaks only as of the date hereof, and investors should not rely upon forward-looking statements as predictions of future events. Except as otherwise required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason.

Investor Relations Contact

Jennifer Golembeske
212-520-2300
jgolembeske@steelpartners.com